11069

URBAN ONE
REPRESENTING BLACK CULTURE

URS

Urban One, Inc.

CUSIP 91705J 30 5

THIS IS TO CERTIFY THAT

SPECIMEN

IS THE OWNER OF

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE CLASS A COMMON STOCK OF THE PAR VALUE OF $.001 EACH OF

Urban One, Inc.

CERTIFICATE OF STOCK

Witness, the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated:

ASSISTANT SECRETARY

URBAN ONE, INC. CORPORATE SEAL 1996 DELAWARE

CHAIRPERSON AND SECRETARY

Please Insert Social Security or Other Identifying Number of Assignee

Shares

Attorney

Dated

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.